EXHIBIT 23(b)



                      CONSENT OF INDEPENDENT AUDITORS




          We consent to the incorporation by reference in the Registration Statement on Form S-8, of Chemical Financial Corporation pertaining to the registration of 500,000 shares of common stock with respect to the Chemical Financial Corporation Stock Incentive Plan of 1997, of our report dated January 20, 1997, with respect to the consolidated financial statements of Chemical Financial Corporation, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                              /S/ERNST & YOUNG LLP

                              ERNST & YOUNG LLP

Detroit, Michigan
October 15, 1997